Exhibit 99.1

Press Realease
CONTACT:
Henry A. Diamond
Group Vice President
Investor Relations and Corporate Finance
+1 203 316 3399
henry.diamond@gartner.com
Gartner Reports Financial Results for First Quarter 2010
Research Contract Value Increased 14% Year-Over-Year to $864.4 Million
Revenue Increased 8% Year-Over-Year to $295.8 Million
Diluted Income Per Share Was $0.19 Versus $0.21 for First Quarter 2009
Diluted Income Per Share Excluding Acquisition Adjustments
Increased 14% Year-Over-Year to $0.24
Company Raised Its Outlook for Full Year 2010 Earnings and Cash Flow
STAMFORD, Conn., May 5, 2010 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for first quarter 2010; increased its outlook for full year 2010 earnings and cash flow; and reiterated its outlook for full year 2010 revenue.
For first quarter 2010, total revenue was $295.8 million. Year-over-year, total revenue was up 8% as reported and 4% excluding the impact of foreign exchange. Net income was $19.4 million versus $20.0 million for first quarter 2009 and diluted income per share was $0.19 versus $0.21 for first quarter 2009. Net income and diluted income per share were negatively impacted by Acquisition Adjustments totaling $4.5 million or $0.05 per share. Diluted Income Per Share Excluding Acquisition Adjustments was $0.24, up 14% year-over-year, and Normalized EBITDA was $53.0 million, up 10% year-over-year. See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA and Income Per Share Excluding Acquisition Adjustments.
Gene Hall, Gartner’s chief executive officer, commented, “2010 is off to a great start for Gartner. The positive momentum in our business trends that began in the second half of 2009 has continued this year and we have returned to solid year-over-year growth. During the first quarter, we generated double-digit revenue and contract value growth in our Research segment and exceeded our earnings expectations. We are on track to deliver double-digit revenue and contract value growth for the full year.”
Business Segment Highlights
Research
Revenue for first quarter 2010 was $210.7 million. Year-over-year, revenue was up 12% as reported and 8% excluding the impact of foreign exchange. Gross contribution margin was 66%, unchanged versus first quarter 2009.
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Contract value was $864.4 million at March 31, 2010. Year-over-year, contract value was up 14% as reported and 10% excluding the impact of foreign exchange.
Client and wallet retention rates for first quarter 2010 were 80% and 89%, respectively, up from 78% and 87%, respectively, for fourth quarter 2009. Wallet retention excludes the impact of foreign exchange.
Consulting
Revenue for first quarter 2010 was $71.6 million. Year-over-year, revenue was up 2% as reported and down 2% excluding the impact of foreign exchange. Gross contribution margin increased 2 percentage points year-over-year to 40%.
First quarter 2010 utilization was 72%, unchanged versus first quarter 2009. Billable headcount was 444 at March 31, 2010 versus 470 at March 31, 2009. Backlog at March 31, 2010 was $89.1 million, up 3% year-over-year.
Events
Revenue for first quarter 2010 was $13.5 million. Year-over-year, revenue was down 13% as reported and 17% excluding the impact of foreign exchange. Gross contribution margin increased 8 percentage points year-over-year to 39%.
As expected and previously communicated, year-over-year revenue comparisons were impacted by the timing of events. During first quarter 2010, the Company held 9 events with 3,374 attendees as compared to 12 events with 3,883 attendees during first quarter 2009.
Cash Flow and Balance Sheet Highlights
Cash (used) provided by operating activities was ($8.0) million during first quarter 2010. The use of cash during the quarter resulted principally from increased commission and incentive payments, due to higher sales, and increased payables, which was timing related. In addition, cash (used) provided by operating activities was negatively impacted by approximately $3.5 million in Cash Acquisition and Integration Charges. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) were $3.4 million. See “Non-GAAP Financial Measures” for a discussion of Cash Acquisition and Integration Charges.
During first quarter 2010, the Company deployed its cash principally to repurchase 1.5 million shares of its common stock for a total cost of $35.2 million and to fund the remaining purchase price of the acquisition of Burton Group. As of March 31, 2010, the Company had total debt of $367.0 million and cash of $105.9 million.
Financial Outlook for 2010
Gartner increased its outlook for full year 2010 diluted income per share, diluted Income Per Share Excluding Acquisition Adjustments, Normalized EBITDA, cash provided by operating activities and Free Cash Flow, and reiterated its outlook for revenue.

Gartner, Inc.	page 2

Projected Revenue
For revenue, the year-over-year change is presented both as reported and excluding the impact of foreign exchange (FX Neutral):

($ in millions)	2010 Projected	% Change FX Neutral	% Change Reported

Research	$845–865	10%–13%	12%–15%
Consulting	300–315	3%–8%	5%–10%
Events	104–109	2%–7%	4%–9%

Total Revenue (1)	$1,249–1,289	8%–11%	10%–13%

(1)	Includes $58 — 62 million in projected revenue from the acquisitions of AMR Research and Burton Group, net of fair value adjustments on pre-acquisition deferred revenue totaling $4 million.
Projected Earnings and Cash Flow

			% Change	% Change
($ in millions, except per share data)	2010 Projected		Reported	Adjusted (2)
Diluted Income Per Share (1)	$0.81–$0.93		(5%)–9%	1%–16%
Acquisition Adjustments (3)	$0.15–$0.15

Income Per Share, Excluding Acquisition Adjustments (1) (3)	$0.96–$1.08		10%–24%	17%–32%
Normalized EBITDA (3) (4)	$215–230		12%–20%
Cash provided by operating activities $	167–187		3%–16%
Cash Acquisition and Integration Charges (3)	8–8
Capital Expenditures	(15)–	(20)

Free Cash Flow (3)	$160–175		9%–19%

(1)	Includes $0.00 — $0.02 per share in projected income from the acquisitions of AMR Research and Burton Group.

(2)	Reflects year-over-year comparisons excluding the impact of the $0.05 per share in tax benefits recorded in 2009 that are not expected to recur.

(3)	See “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA, Acquisition Adjustments, Income Per Share Excluding Acquisition Adjustments, Cash Acquisition and Integration Charges, and Free Cash Flow.

(4)	Includes $2 — 4 million in projected Normalized EBITDA from the acquisitions of AMR Research and Burton Group and excludes a projected $29 — 30 million in pre-tax stock based compensation expense.
Diane Julian to Lead Strategy and David Godfrey to Lead Global Sales
Separately, Gartner announced that Diane Julian, formerly Gartner’s Senior Vice President, Global Sales, will take on the newly-created role of Senior Vice President, Strategy. During her 20 year career with Gartner, Julian has served as a research analyst and has held successive sales positions of increasing scope and responsibility, most recently as the leader of the Global Sales organization.
David Godfrey, formerly Group Vice President, Sales, has been promoted to Senior Vice President and will succeed Julian as the leader of Global Sales. Since joining Gartner in 1999, Godfrey has held a series of roles with increasing responsibility, including leading the EMEA and Americas inside sales organizations, field sales in EMEA and, most recently, field sales in the Americas.

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Conference Call Information
Gartner has scheduled a conference call at 10:00 a.m. eastern time today, Wednesday, May 5, 2010, to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s web site at http://investor.gartner.com. A replay of the webcast will be available for 90 days following the call.
About Gartner
Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. We deliver the technology-related insight necessary for our clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in high-tech and telecom enterprises and professional services firms, to technology investors, we are the valuable partner to approximately 60,000 clients in 10,000 distinct organizations. Through the resources of Gartner Research, Gartner Executive Programs, Gartner Consulting and Gartner Events, we work with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has approximately 4,300 associates, including approximately 1,200 research analysts and consultants, and clients in 80 countries. For more information, visit www.gartner.com.
Non-GAAP Financial Measures
Investors are cautioned that Income Per Share Excluding Acquisition Adjustments, Normalized EBITDA and Free Cash Flow are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future.
Income Per Share Excluding Acquisition Adjustments: Represents diluted income per share excluding charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of amortization for identifiable intangibles, fair value adjustments on pre-acquisition deferred revenue and certain non-recurring costs such as legal, consulting, severance and other exit costs (“Acquisition Adjustments”). We believe Income Per Share Excluding Acquisition Adjustments is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock based compensation expense, Acquisition Adjustments, and Other charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities excluding cash charges related to the acquisitions of AMR Research and Burton Group, which primarily consist of certain non-recurring costs such as severance and other exit costs (“Cash Acquisition and Integration Charges”), less additions to property, equipment and leasehold improvements (“Capital Expenditures”). We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.

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Safe Harbor Statement
Statements contained in this press release regarding the growth and prospects of the business, the Company’s projected 2010 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, the ability to expand or retain Gartner’s customer base; the ability to grow or sustain revenue from individual customers; the ability to retain the professional staff of research analysts and consultants upon whom Gartner is dependent; the ability to achieve and effectively manage growth; the ability to pay Gartner’s debt obligations; the ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; the ability to carry out Gartner’s strategic initiatives and manage associated costs; the ability to effectively integrate the businesses of AMR Research and Burton Group; substantial competition from existing competitors and potential new competitors; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on Gartner’s businesses and operations; general economic conditions; and other risks listed from time to time in Gartner’s reports filed with the Securities and Exchange Commission, including Gartner’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings can be found on Gartner’s Web site at www.gartner.com/investors and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010 (a)	2009
Revenues:
Research	$210,673	$187,688	12%
Consulting	71,639	70,319	2%
Events	13,521	15,526	-13%

Total revenues	295,833	273,533	8%
Costs and expenses:
Cost of services and product development	123,046	116,644	5%
Selling, general and administrative	130,568	115,564	13%
Depreciation	6,584	6,475	2%
Amortization of intangibles	2,926	399	>100%
Acquisition and integration charges	3,511	—	100%

Total costs and expenses	266,635	239,082	12%

Operating income	29,198	34,451	-15%
Interest expense, net	(3,384)	(4,180)	-19%
Other income (expense), net	1,752	(1,246)	>100%

Income before income taxes	27,566	29,025	-5%
Provision for income taxes	8,163	9,029	-10%

Net income	$19,403	$19,996	-3%

Income per common share:
Basic:	$0.20	$0.21	-5%
Diluted:	$0.19	$0.21	-10%

Weighted average shares outstanding:
Basic	95,963	93,898	2%
Diluted	99,649	95,763	4%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

BUSINESS SEGMENT DATA
(Dollars in thousands)

		Direct	Gross	Contribution
	Revenue	Expense	Contribution	Margin
Three Months Ended 3/31/10 (a)
Research	$210,673	$71,938	$138,735	66%
Consulting	71,639	43,217	28,422	40%
Events	13,521	8,306	5,215	39%

TOTAL	$295,833	$123,461	$172,372	58%

Three Months Ended 3/31/09
Research	$187,688	$62,957	$124,731	66%
Consulting	70,319	43,299	27,020	38%
Events	15,526	10,743	4,783	31%

TOTAL	$273,533	$116,999	$156,534	57%

(a)	Includes the results of AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

SELECTED STATISTICAL DATA

	March 31,		March 31,
	2010 (a)		2009
Research contract value	$864,428	(b)	$760,704	(b)
Research client retention	80%		80%
Research wallet retention	89%		90%
Research client organizations	10,784		10,195
Consulting backlog	$89,091	(b)	$86,657	(b)
Consulting—quarterly utilization	72%		72%
Consulting billable headcount	444		470
Consulting—average annualized revenue per billable headcount	$441	(b)	$413	(b)
Events—number of events for the quarter	9		12
Events—attendees for the quarter	3,374		3,883

(a)	Includes AMR Research, Inc. and Burton Group, Inc., which were acquired in December 2009.

(b)	Dollars in thousands.

SUPPLEMENTAL INFORMATION (in thousands)
Reconciliation — Operating income to Normalized EBITDA (a):

	Three Months Ended
	March 31,
	2010	2009
Net income	$19,403	$19,996
Interest expense, net	3,384	4,180
Other (income) expense, net	(1,752)	1,246
Tax provision	8,163	9,029

Operating income	$29,198	$34,451

Normalizing adjustments:
Depreciation, accretion, and amortization (b)	9,672	7,072
Stock-based compensation expense (c)	9,159	6,792
Pre-acquisition deferred revenue (d)	1,480	—
Acquisition and integration charges (e)	3,511	—

Normalized EBITDA	$53,020	$48,315

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of depreciation, accretion on obligations related to excess facilities, and amortization of intangibles.

(c)	Consists of charges for stock-based compensation awards determined in accordance with FASB ASC Topic 718.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revene. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.
Reconciliation — Diluted income per share to Diluted Income Per Share Excluding
Acquisition Adjustments (a):

	Three Months Ended March 31,
	2010		2009
	After-tax		After-tax
	Amount	EPS	Amount	EPS
Diluted income per share	$19,403	$0.19	$19,996	$0.21
Acquisition adjustments, net of tax effect (b):
Amortization of intangibles (c)	1,519	0.02	—	—
Pre-acquisition deferred revenue (d)	895	0.01	—	—
Acquisition and integration charges (e)	2,124	0.02	—	—

Diluted Income Per Share Excluding Acquisition Adjustments (f)	$23,941	$0.24	$19,996	$0.21

(a)	Diluted Income Per Share Excluding Acquisition Adjustments is based on GAAP diluted income per share adjusted for the per share impact of certain AMR Research and Burton Group acquisition adjustments, net of tax effect.

(b)	Acquisition adjustments reflect an effective tax rate of 39.5% in 2010.

(c)	Consists of non-cash amortization charges related to AMR Research and Burton Group intangibles.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revenue. These amounts are amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.

(f)	Per share amounts are based on fully diluted shares of 99.6 million in 2010 and 95.8 million in 2009.